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                                                                      Exhibit 24

       POWER OF ATTORNEY OF DIRECTORS OF STANCORP FINANCIAL GROUP, INC.

The undersigned, directors and/or officers of StanCorp Financial Group, Inc., an Oregon corporation (the "Company"), each hereby constitutes and appoints Ronald
E. Timpe, Eric E. Parsons and Dwight L. Cramer, as his/her true and lawful attorneys-in-fact and agents, to do any and all acts and things and execute in the name of each of the undersigned as a director or officer of the Company the Annual Report on form 10-K for the year ended December 31, 2000 and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and the undersigned ratifies and confirms all that the attorneys and agents and each of them shall do or cause to be done under this power of attorney. Any one of the attorneys or agents shall have, and may exercise, all powers conferred.

IN WITNESS WHEREOF, the undersigned has each executed this Power of Attorney this 14th day of March, 2001.

/s/ Virginia L. Anderson
------------------------
Virginia L. Anderson

/s/ Frederick W. Buckman
------------------------
Frederick W. Buckman

/s/ John E. Chapoton
--------------------
John E. Chapoton

/s/ Barry J. Galt
-----------------
Barry J. Galt

/s/ Richard Geary
-----------------
Richard Geary

/s/ Peter T. Johnson
--------------------
Peter T. Johnson

/s/ Peter O. Kohler
-------------------
Peter O. Kohler

/s/ Jerome J. Meyer
-------------------
Jerome J. Meyer

/s/ Ralph R. Peterson
---------------------
Ralph R. Peterson
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/s/ E. Kay Stepp
----------------
E. Kay Stepp

/s/ William Swindells
---------------------
William Swindells

/s/ Mike Thorne
---------------
Mike Thorne

/s/ Franklin E. Ulf
-------------------
Franklin E. Ulf